[Logo]   Jones,Jensen & Company. LLC
         CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

November 12, 1999



Securities and Exchange Commission
450 Fifty Street, NW
Washington, DC 20549

Ladies and Gentlemen:

We were previously the independent accountants for Euro Trade & Forfaiting, Inc. (formerly Rotunda Oil and Mining, Inc.) and on February 5, 1999 we reported on the financial statements of Euro Trade& Forfaiting, Inc. (formerly Rotunda Oil and Mining, Inc.)

We have read Euro Trade & Forfaiting, Inc.'s (formerly Rotunda Oil and Mining, Inc.) statement included under item 14 of its amendment 2 to its Form 10 registration statement dated November 12 1999, and we agree such statements except for the following:

1st  paragraph  of item 14, we have no  knowledge  as to Marc Lumer & Company or
Andrew  Murray  &  Company,   new  independent   accountants  or  to  any  other
representations about and for Marc Lumer & Company and Andrew Murray & Company.

Very truly yours,
/s/Jones, Jensen & Company
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Jones, Jensen & Company
Salt Lake City, UT